UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2020

GRANITE CONSTRUCTION INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12911	77-0239383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

585 West Beach Street

Watsonville, California 95076

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 26, 2020, Granite Construction Incorporated (the “Company”) entered into Amendment No. 3 to Third Amended and Restated Credit Agreement, among the Company and certain subsidiaries of the Company, each as borrowers, the guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent (the “Amendment”). The Amendment amends the Third Amended and Restated Credit Agreement, dated as of May 31, 2018, among the Company and certain subsidiaries of the Company, each as borrowers, the lenders party thereto and Bank of America, N.A., as administrative agent (as amended by Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of July 29, 2019 and Amendment No 2. to Third Amended and Restated Credit Agreement, dated as of October 29, 2019, the “Existing Credit Agreement” and as amended, modified, or supplemented, the “Credit Agreement”).

The Amendment, among other things,

(1)	amended the definition of Applicable Rate for the period starting on March 26, 2020 and ending on the business day immediately following the delivery of the Company’s compliance certificate for the third quarter of 2020 (a) for Eurodollar Rate Loans and for Letter of Credit Fees for Financial Letters of Credit to be 3.00% per annum, (b) for Base Rate Loans to be 2.00% per annum, (c) for the Commitment Fee to be 0.40% per annum and (d) for Letter of Credit Fees for Performance Letters of Credit to be 1.35% per annum;
(2)	amended the definition of Consolidated EBITDA to include adjustments for losses due to certain large projects;
(3)	added a 0.75% floor for the Eurodollar Rate, the Overnight Rate and the LIBOR Successor Rate;
(4)	reduced the revolving credit commitment to $275.0 million;
(5)

requires that the Company deliver to the Administrative Agent (a) audited financial statements for the year ended December 31, 2019 on or before June 30, 2020, (b) unaudited financial statements for the quarter ending March 31, 2020 on or before June 30, 2020 and (c) unaudited financial statements for the calendar months ending March 31, 2020, April 30, 2020 and May 31, 2020 by the 20th day of the following month;

(6)	amended the investment covenant to allow for investments in certain large projects during the four fiscal quarters during 2020 in an amount up to $75.0 million;
(7)	prohibits the Company from making any acquisitions, repurchasing its capital stock or paying any dividends that exceed $0.13 per share per fiscal quarter until September 30, 2020; and
(8)

requires the Company to maintain a Consolidated Leverage Ratio as of the last day of any fiscal quarter less than (a) for the fiscal quarters ending March 31, 2020, June 30, 2020 and September 30, 2020, 3.25 to 1.00 and (b) for the fiscal quarter ending December 31, 2020 and each fiscal quarter ending thereafter, 3.00 to 1.00.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

By:	/s/ Jigisha Desai
Jigisha Desai
Senior Vice President and Chief Financial Officer

Date: March 30, 2020